FORM N-SAR
Q77.O Transactions effected pursuant to Rule 10F3


PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE To be used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Standish Mellon Fixed Income Fund 2. Anticipated Purchase
Date: 2/27/06 3. Total Net Assets of Account/Fund: $459,995,901.66
4. Type and Description of Security to be Purchased: United Healthcare 5.375% 3/15/2016 5. Credit Rating of Security (Rating/Rating Agency): A2/Moody's A/S&P A/Fitch 6. Name of Underwriting Syndicate Dealer Effecting Transaction:
Citigroup, JP Morgan, Wachovia
         Securities
7. Name of Affiliated Underwriter in Underwriting Syndicate: Mellon Financial Markets as a Jr Co-Manager
8.       Issue Size: 750M 9. CUSIP: 91324PAQ5
10.      Amount Purchase by Account/Fund: 1,145,000
11.      Percentage of Principal Amount of Offering Purchased by Account/Fund:
         0.15% 12. Amount Purchased as a Percentage of Account/Fund Assets:
         0.25% 13. Purchase Price of Securities (if at par, so state): 99.622
         14. Commission/Spread Received by Principal Underwriters: 6.50
15.      Yield (as applicable): 5.424 16. Benchmark Yield (as applicable): 4.594
17.      Description of Benchmark (as applicable): Treasury Bond